UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

Forestar Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bee Cave Road, Building Two, Suite 500, Austin Texas 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 433-5200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Directors or Certain Officers

Forestar Group Inc. (the “Company”) announced that Phillip J. Weber, Chief Executive Officer, tendered his resignation from the Company effective December 28, 2017. Mr. Weber has served as the Chief Executive Officer since September 2015 and in other roles with the Company since October 2009. In connection with his resignation, and pursuant to a Change in Control/Severance Agreement with the Company, Mr. Weber will receive a cash payment in the amount of $2,595,859, two years of continued medical/welfare benefits, one year of outplacement assistance, and certain other benefits. The Change in Control/Severance cash payments were approved by the Company’s stockholders in connection with the Company’s merger on October 5, 2017. The Company expects that Mr. Weber will assist the Company on an as-needed basis with the transition to a new Chief Executive Officer.

(c)	Appointment of Certain Officers

The Board of Directors has appointed Daniel C. Bartok, age 61, to the office of Chief Executive Officer of the Company, effective December 29, 2017.

Mr. Bartok joins Forestar with more than 35 years of experience in real estate, most recently serving as the Executive Vice President of Owned Real Estate for Wells Fargo Bank, a diversified financial services company, from 2008 to 2017. Prior to joining Wells Fargo, he built a successful real estate development company operating across multiple states, with an emphasis on residential land development and homebuilding. Mr. Bartok graduated from the University of Illinois with a degree in accounting and began his career at Price Waterhouse.

(e)	Compensatory Arrangements of Certain Officers

The Compensation Committee of the Board of Directors of the Company approved a compensation package for Mr. Bartok consisting of an annual base salary of $300,000 and a potential annual performance bonus of up to $400,000. In addition, equity awards for Mr. Bartok will be determined by the Compensation Committee upon approval by the Company’s stockholders of the Company’s new equity compensation plan, which is expected to be adopted by the Company’s Board of Directors in February 2018. The Company intends to enter into its standard officer indemnification agreement with Mr. Bartok, effective December 29, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forestar Group Inc.

Date: December 21, 2017	By:	/s/ THOMAS B. MONTANO
Thomas B. Montano
Vice President and Secretary

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